Exhibit 99.1

For Immediate Release

United Therapeutics Corporation Announces Additional $2 Billion Share Repurchase Authorization

SILVER SPRING, M.D. and RESEARCH TRIANGLE PARK, N.C., October 22, 2026: United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, announced today that the company’s Board of Directors has authorized a new share repurchase program for up to $2 billion of the company’s common stock, available through October 21, 2027.

“We have the balance sheet and free cash flow to fund our long-term ambitions and the confidence to act decisively when our own shares represent a compelling investment,” said James Edgemond, Chief Financial Officer and Treasurer of United Therapeutics. “This authorization is a clear reflection of our deep conviction in the future of our company, our disciplined approach to capital allocation, and our commitment to delivering durable long-term value for shareholders.”

United Therapeutics may implement share repurchases under the authorization through accelerated share repurchase programs, open market transactions, privately negotiated transactions or other means. The share repurchase program does not require the purchase of any minimum number of shares, and any share repurchases are subject to the company’s discretion and will depend on and take into account alternative uses of capital, as well as market conditions and other factors. United Therapeutics may commence or suspend these purchases at any time without prior notice, and assumes no obligation to utilize the authorization.

United Therapeutics currently has an ongoing accelerated share repurchase (ASR) transaction, entered into in September 2026 under its prior share repurchase authorization. The ASR has a scheduled termination date in the fourth quarter of 2026, subject to earlier termination or extension in accordance with its terms, and will not reduce the amount available under the new authorization.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

United Therapeutics: Enabling Inspiration

Founded by CEO Martine Rothblatt to discover a cure for her daughter's life-threatening rare disease, pulmonary arterial hypertension, United Therapeutics transforms the treatment of rare diseases and pioneers alternatives to expand the supply of transplantable organs. From our innovative therapies to our groundbreaking manufactured organs, we are bold and unconventional. We move quickly from scientific theory to practical technologies that can save lives. As a public benefit corporation, even our legal structure reflects our commitments. We serve patients, act with integrity, create long-term shareholder value, and operate with sustainable practices that protect the future we are working to build. Visit us at www.unither.com and follow us on LinkedIn, Facebook, and Instagram.

For Immediate Release

Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding: our expectation that we have the balance sheet to fund our long-term ambitions; our deep conviction in the future of our company, our disciplined approach to capital allocation; our commitment to delivering durable long-term value for shareholders; the timing, structure and use of our share repurchase program; the timing and completion of the ongoing ASR transaction; and our goals of expanding the supply of transplantable organs, developing practical technologies that can save lives, creating long-term shareholder value, and operating with sustainable practices. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language, and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of October 22, 2026, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

For Further Information Contact:

Investor Inquiries

https://ir.unither.com/contact-ir

Media Inquiries

communications@unither.com

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